Exhibit 99.1

CONTACT:	Steve Tuttle
Vice President of Communications
TASER International, Inc.
Media ONLY Hotline: (480) 444-4000

TASER International Names Former Montana Governor Judy Martz To Board of Directors

Governor Martz named to replace Bernard Kerik

SCOTTSDALE, AZ, March 21, 2005 — TASER International, Inc. (NASDAQ: TASR), a market leader in advanced non-lethal devices, today announced the appointment of former Montana Governor Judy Martz. Governor Martz replaces Bernard Kerik who is resigning from the board to focus on his consulting business effective March 31, 2005. Governor Martz appointment is effective April 1, 2005.

“We are very honored and excited to have Governor Martz join the Board of Directors,” said Phil Smith, Chairman of TASER International. “Governor Martz will bring a unique perspective to our board having been both the CEO of the state of Montana as well as her own small business. As a former Governor, she brings a deep understanding of what state and local law enforcement officials need to serve the public. We will miss Bernard Kerik’s thoughtful insight into the law enforcement community and input on the board and wish him all the best as he pursues his new business venture,” concluded Smith.

“I am pleased to join the Board of Directors for TASER International,” said former Governor Judy Martz. “I look forward to working closely with everyone at Taser International in helping to continue to provide the best equipment available to our first line responders in law enforcement that reduces injuries and saves lives everyday,” concluded Governor Martz.

Judy Martz was elected as Montana’s first female Governor on November 7, 2000. Four years earlier, she was elected as the state’s first female Lieutenant Governor. Governor Martz was born July 28, 1943 in Big Timber, Montana, to ranching parents. She graduated from Butte High School in 1961, and attended Eastern Montana College. She was a member of the 1963 U.S. World Speed Skating Team, and a member of the U.S. Olympic Speed Skating Team at the 1964 Winter Games.

Governor Martz worked as a field representative for U.S. Senator Conrad Burns from 1989 to 1995. She has been civically involved for years, serving as President of the Butte Chamber of Commerce in the early 1990’s, and vice-chair of the St. James Hospital Board of Directors. For more than 30 years, she and her husband, Harry Martz, have owned and operated a commercial solid-waste business in Butte. As a small business owner, she became actively involved in local and statewide economic development issues. She and Harry were married in 1965, and have two grown children.

About TASER International, Inc.

TASER International, Inc. provides advanced non-lethal devices for use in the law enforcement, military, private security and personal defense markets. TASER devices use proprietary technology to safely incapacitate dangerous, combative or high-risk subjects who pose a risk to law enforcement officers, innocent citizens or themselves. TASER technology saves lives every day, and the use of TASER devices dramatically reduces injury rates for police officers and suspects and reduces litigation costs. For more information on TASER life-saving technology, please call TASER International at (800) 978-2737 or visit our website at www.TASER.com.

Note to Investors

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of the 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding TASER International. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.

TASER International assumes no obligation to update the information contained in this press release. TASER International’s future results may be impacted by risks associated with rapid technological change, new product introductions, new technological developments and implementations, execution issues associated with new technology, ramping manufacturing production to meet demand, litigation including lawsuits resulting from alleged product related injuries, media publicity concerning allegations of deaths occurring after use of the TASER device and the negative impact this could have on sales, product quality, implementation of manufacturing automation, potential fluctuations in quarterly operating results, competition, financial and budgetary constraints of prospects and customers, international order delays, dependence upon sole and limited source suppliers, negative reports concerning TASER device uses, governmental inquiries and investigations, medical and safety studies, fluctuations in component pricing, government regulations, variation among law enforcement agencies with their TASER product experience, TASER device tests and reports, dependence upon key employees, and its ability to retain employees. TASER International’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company’s Form 10-QSBs and its Annual Report on Form 10-KSB.

The statements made herein are independent statements of TASER International. The inclusion of any third parties does not represent an endorsement of any TASER International products or services by any such third parties

For further information contact Steve Tuttle, Vice President of Communications, Media ONLY Hotline: (480) 444-4000. Visit the company’s web-site at www.TASER.com for facts and video.

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